Exhibit 10.3

May 20th, 2014

Legend Oil and Gas, Ltd.
1218 Third Avenue
Suite 505
Seattle, WA 98101
Attn: Marshal Diamond-Goldberg, CEO

Gentlemen:

This letter agreement (the “Agreement”) sets forth the understanding between Northpoint Energy Partners, LLC (‘Northpoint”) and Legend Oil & Gas, Ltd. and its affiliated entities (collectively, the “Company”) for the engagement of Andrew Reckles, Managing Partner of Northpoint, to serve as chief restructuring officer of the Company (the “CRO”) during the term hereof.  This Agreement shall be effective on the date that it is executed by you in the space provided for your signature below.

I. APPOINTMENT OF CHIEF RESTRUCTURING OFFICER

Northpoint will provide Mr. Reckles to serve as the CRO and the Company appoints Mr. Reckles to serve as CRO, subject to the terms and conditions of this Agreement, with the title, compensation and other descriptions set forth herein.

II. SCOPE OF SERVICES

Mr. Reckles’ ordinary course duties as CRO will involve managing the Company’s remaining assets, restructuring the indebtedness of the Company including, without, limitation, the compromise and settlement  of indebtedness owed by  the Company to its creditors and, if necessary, the sale and disposition of some or all of  the Company’s assets.  Mr. Reckles  will work with the Company’s senior management team and its representatives and other professionals to effectuate the preceding and, in addition to such duties  will provide the following services during the course of his engagement (collectively, the “Services”):

(a)	Oversea the claims resolution process and effectuate compromises and settlements with the Company’s creditors;
(b)	To the extent possible, obtain financing and investment capital for the Company;
(c)
If it is necessary for the Company to file a petition under chapter 11 of the Bankruptcy Code to oversee the prefiling preparation and subsequent to the filing of the chapter 11 proceedings to oversee such proceedings subject to being retained as CRO pursuant to order of the Bankruptcy Court and a mutually acceptable agreement with  the Company with respect thereto;

(d)	Prosecute, at the Company’s cost and expense, all causes of actions and claims held by the Company; and
(e)
Take such other actions as may in his sole judgment and discretion be necessary and proper to perform the above services including, without limitation, executing agreements and other legal documents and retaining professionals at the Company’s cost and expense to enable him to provide the Services.

The Company acknowledges that it is retaining Mr. Reckles to provide the Services.  The Services to be provided by Mr. Reckles as CRO do not include accounting, auditing, any type of financial statement reporting or consulting engagement that subject to the rules of the AICPA, the SSCS or other state and national professional bodies, tax related assistance or other advisory services, except as specifically described in this Agreement.

III. RELATIONSHIP OF THE PARTIES

The parties intend that an independent contractor relationship will be created by this Agreement.  As an independent contractor, the CRO will have complete and exclusive charge of the management and operation of the business, including paying all bills, expenses and other charges incurred or payable with respect to the operation of the business.  As an independent contractor, except with respect to the compensation and reimbursement provisions set forth in this Agreement, the CRO will not be entitled to receive from the Company any vacation pay, sick leave, retirement, and pension or social security benefits, workers ’ compensation, disability, unemployment benefits, or any other employee benefits, except with reposted to officer insurance coverage detailed below.

IV. COMPANY’S RESPONSIBILITY

In connection with the CRO’s provision of the Services, the Company shall perform those tasks and assume those responsibilities specified herein and as stated elsewhere in this Agreement (the “Company Responsibilities”).  The Company Responsibilities include, without limitation, to: (a) provide reliable and accurate detailed information, materials and documentation and (b) make decisions and take future actions, as the Company determines in its sole discretion, on any recommendations and by the CRO in connection with the tasks of work provided under this Agreement.  The Company understands that the performance of the CRO under this Agreement depends on the Company’s timely and effective satisfaction of the Company Responsibilities. Further, the Company understands that the CRO is relying upon the information that the Company provides to the CRO under this Agreement in order to provide the Services and that the CRO shall have no responsibility for the accuracy or completeness of such information.  The ability of the CRO to perform under this Agreement is expressly conditioned and contingent upon the foregoing understandings.

The CRO’s delivery of the Services and the fees charged depend on (i) the Company’s timely and effective completion of the Company Responsibilities, and (ii) timely decisions and approvals by the Company’s management.  The Company shall be responsible for any delays, additional fees or costs or other deficiencies caused by the Company’s failure to complete the Company Responsibilities.

V. FEES AND EXPENSES

A.	Compensation

As compensation for the CRO’s Services, the Company shall pay Northpoint a non-refundable fee of $15,000 per month payable in advance on the date hereof and each successive monthly anniversary date of this Agreement.  In addition, Northpoint will receive: (a) an additional $10,000 for every incremental increase of 10 barrels of oil produced per day after the date hereof and in connection therewith the Company represents and warrants to the CRO that it is currently producing 11.7 barrels of oil per day. and (b) 10,000,000 shares of the common stock of the Company, $.01 par value per share, which shares the Company shall register, at its expense, with (x)  the Securities and Exchange Commission under Form S8, free of legend, and (y) with any other required governmental authority and (c) $200,000 on the sale of assets realizing a net purchase price that would allow the Company to fully pay its senior indebtedness; (c)  $200,000 on a refinancing of the senior indebtedness of the Company (the “ Senior Debt”)that results in the  Senior Debt being fully paid; and (d) $300,000 on any merger or combination of the Company with another firm or entity resulting in the Company not being the surviving company and the holders of the Senior Debt either being either fully paid,  obtaining equity in the surviving firm or entity in exchange for the Senior Debt, or  the assumption by the surviving firm or entity of all or part of the Senior Debt and cash and/or equity in exchange for the remainder of the Senior Debt and (e) $25,000 bonus paid December 15th, 2014 predicated on the sale of a number of BoE’s in the month of November 2014 to be equal to or greater than 1949 BoE, and the company having at least $50,000 of cash on hand in the bank on Decebmer 1st, 2014,  and a $25,000 bonus paid on the June 15th, 2015, predicated on the sale of a number of BoE’s in the month of May 2015 to be equal to or greater than 2152 BoE, and the company having at least $80,000 of cash on hand in the bank on June 1, 2015.

B.	Out-Of-Pocket Expenses

The Company shall pay directly or reimburse Northpoint, upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with this Agreement and the engagement hereunder, including, but not limited to, travel, lodging, postage, computer and research charges, attorneys’ fees, messenger services, telephone and facsimile services and other charges customarily recoverable as out-of-pocket expenses.

VI. CONFIDENTIALITY

Northpoint and the CRO agree to keep confidential all information obtained from the Company, and Northpoint will not disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company or any affiliate thereof, which is either non-public, confidential or proprietary in nature (“Information”) that he obtains or is given access to during the performance of the Services provided hereunder.  The foregoing is not intended to nor shall it be construed as prohibiting the CRO from disclosure pursuant to valid subpoena, order or other legal compulsion, but the CRO shall not encourage, suggest, invite or request, or assist in securing, any such subpoena, court order, or other legal compulsion, and the CRO shall immediately give notice of any such subpoena, court order, or legal compulsion to the Company.  Furthermore, the CRO may make reasonable disclosure of Information to third parties to the extent necessary in connection with his performance of the Services hereunder.  In addition, Northpoint shall have the right to disclose to others in the normal course of business his involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

The Company acknowledges that all Information (written or oral) generated by the CRO in connection with this engagement is intended solely for the benefit and use of the Company (limited to its Board and other management).  The Company agrees that no such information shall be used for any other purpose or reproduced, disseminated, quoted or referred to with attribution to Northpoint or the CRO at any time in any manner or for any purpose other than accomplishing the Services referred to herein, without Northpoint or the CRO’s prior approval (which shall not be unreasonably withheld), except as required by law.

VII. INDEMNIFICATION, ADVANCEMENT AND EXCULPATION

The Company agrees to indemnify, provide advancement to, and hold harmless Northpoint and each of his respective partners, employees and agents (the “Indemnified Persons”), to the fullest extent lawful, from and against any claims, liabilities, losses, damages and expenses (or any action, claim, suit or proceeding (an “Action”) in respect thereof), as incurred, related to or arising out of or in connection with the CRO’s services (whether occurring before, at or after the date hereof) under the Agreement or any Indemnified Person’s role in connection therewith, whether or not resulting from an Indemnified Person’s negligence (“Losses”), provided, however, that the Company shall not be responsible for any Losses that arise out of or are based on any action of or failure to act by the CRO to the extent such Losses are determined, by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted solely from the CRO’s gross negligence or willful misconduct.

The Company agrees to reimburse and provide advancement to the Indemnified Persons for all expenses (including, without limitation, fees and expenses of counsel), including all costs and expenses (including expenses of counsel) incurred by an Indemnified Person to enforce the Indemnified Person’s rights hereunder, as they are incurred in connection with investigating, preparing, defending or settling any Action for which indemnification, advancement or contribution has or is reasonably likely to be sought by the Indemnified Person, whether or not in connection with litigation in which any Indemnified Person is a named party; provided that if any such reimbursement is determined by a final, non-appealable judgment by a court or arbitral tribunal, to have resulted solely from the CRO’s gross negligence or willful misconduct, such Indemnified Person shall promptly repay such amount to the Company.  The Company agrees that neither Northpoint nor the CRO shall not have any personal liability to the Company for monetary damages for breach of fiduciary duty, provided that this limitation shall not eliminate or limit the liability of the CRO: (i) for any breach of the CRO’s duty of loyalty to the Company, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the CRO received an improper personal benefit.  Notwithstanding the provisions hereof, the aggregate contribution of all Indemnified Persons to all Losses shall not exceed the amount of fees actually received by the CRO with respect to the services rendered pursuant to the Agreement.

In addition to the foregoing indemnification, advancement, and contribution rights, the Company agrees that the CRO will be entitled to the benefit of the most favorable indemnities provided by the Company to its officers and directors, whether under the Company’s by-laws, certificates of incorporation, by contract or otherwise.  The Company further agrees that it will include and cover the CRO under the Company’s policy for directors’ and officers’ (“D&O”) insurance.  The Company agrees to maintain D&O insurance coverage for the CRO for a period of not less than two (2) months following the date of termination of the CRO’s service under this Agreement.  In the event that the Company is unable to include the CRO under the Company’s D&O insurance policies or if the Company’s D&O policies do not have first dollar coverage in effect for at least the first $______________, it is agreed that the CRO is permitted to purchase a separate policy for D&O insurance that covers only the CRO and invoice the Company for the costs associated with such policy as an out-of-pocket expense reimbursement under this Agreement.  If the CRO is unable to purchase such coverage, then the CRO shall have the right to terminate this Agreement upon notice to the Company.

The Company agrees that it will not settle or compromise or consent to the entry of any judgment in, or otherwise seek to terminate any pending or threatened Action in respect of which indemnification, advancement, or contribution may be sought hereunder (whether or not any Indemnified Person is a party to such Action) unless the CRO has given his prior written consent, or the settlement, compromise, consent or termination (i) includes an express unconditional release of such Indemnified Person from all Losses arising out of such Action and (ii) does not include any admission or assumption of fault on the part of any Indemnified Person.

VIII. DISCLOSURES

The CRO is not aware of any business relationship he has that creates a potential or actual conflict of interest with respect to the Company.

Although the CRO is not aware of any relationships that connect him to any party in interest, because Northpoint serves clients on a national basis, it is possible that Northpoint may have or will render services to or have business associates with other entities which had or have relationships with the Company.

IX. RELATED MATTERS

The Company represents and warrants to Northpoint that it has taken all necessary corporate and other action necessary for it to enter in to this Agreement and to enable the CRO to perform the Services.  Further, the Company represents and warrants to the CRO that this Agreement, when executed by you and the undersigned is a valid and binding agreement on the part of the Company enforceable in accordance with its terms.

X. TERMINATION OF ENGAGEMENT

This Agreement to provide the Services may be terminated at any time by either party upon the provision of thirty (30) days prior written notice to the other party.  Notwithstanding any such termination, Northpoint will be entitled to any fees and expenses earned or incurred under the Agreement and, for the sake of clarification, any agreement for the sale of assets of the Company or for the refinancing of the Company’s indebtedness completed after such termination shall be considered earned by Northpoint.

Sections V, VI, VII, X and XI of this Agreement shall survive the expiration or termination of this Agreement.

XI. GENERAL

A.	Complete Agreement

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any other prior communications, understandings and agreements (both written and oral) between the parties with respect to the subject matter hereof.

B.	Amendments

This Agreement may be modified, amended or supplemented only by a written agreement between the parties hereto.  The CRO will not be responsible for performing any services not specifically described in this Agreement or in a subsequent writing signed by the parties.

C.	Governing Law

This Agreement and all controversies arising from or related to the performance hereunder shall be governed by, and construed in accordance with, the laws of the State of Georgia, without giving effect to such State’s conflicts of law principles.

D.	Severability

If any portion of this Agreement shall be determined to be invalid or unenforceable, the parties agree that the remainder shall be valid and enforceable to the maximum extent possible.

E.	Sole Benefit

This Agreement has been and is made solely for the benefit of the Company, Northpoint, and the CRO (solely as to Sections I, II, IV and VII of the Agreement), and their respective successors and assigns, and no other person or entity shall acquire or have any right under or by virtue of this Agreement.

F.	Assignment

Neither party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party.

G.	No Waivers

Each party agrees that no failure or delay by the other party in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

H.	Notices

All notices required or permitted to be delivered under this Agreement shall be sent, if to Northpoint, to the attention of the CRO, and if to the Company, to the attention of the Marshall Diamond-Goldberg, CEO. All notices under this Agreement shall be sufficient if delivered by facsimile, electronic mail, or overnight courier.  Any notice shall be deemed to be given only upon actual receipt.  Mailed notices shall be addressed as set forth below, or to such other name or address as may be given in writing to the other party.

To the CRO:	Northpoint Energy Partners, LLC
555 Northpoint Center East
Alpharetta, GA 30022
Attn: Andrew Reckles
Facsimile:
Email: andy@northpointep.com

To the Company:	Legend Oil and Gas, Ltd.
1218 Third Avenue
Suite 505
Seattle, WA 98101
Attn: Marshall Diamond-Goldberg, CEO
Facsimile:
Email

Please confirm the foregoing is in accordance with your understanding by signing and returning a copy of this Agreement.

Sincerely,

Northpoint Energy Partners, LLC

By:___________________________________
Name: Andrew Reckles
Title: Managing Partner

AGREED AND ACKNOWLEDGED:

 Legend Oil and Gas, Ltd.

By:_________________________
Name:
Title:

Dated: